Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

Web Street, Inc.

to

Opus Acquisition Corp.

A Wholly Owned Subsidiary

of

E*TRADE Group, Inc.

(not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, JUNE 29, 2001, UNLESS THE OFFER IS EXTENDED.

          This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share (the “Web Street Shares”), of Web Street, Inc., a Delaware corporation (“Web Street”), are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in the Prospectus dated June 4, 2001 (the “Prospectus”), or if time will not permit all required documents to reach American Stock Transfer & Trust Company (the “Exchange Agent”) prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See “The Offer—Procedure for Tendering” in the Prospectus.

The Exchange Agent for the Offer is:

American Stock Transfer & Trust Company

59 Maiden Lane
New York, NY 10038

Telephone: (800) 937-5449

Facsimile: (718) 259-1144

          DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

          This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

          The undersigned hereby tenders to Opus Acquisition Corp. (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of E*TRADE Group, Inc., a Delaware corporation (“Parent”), upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Web Street Shares set forth below, pursuant to the guaranteed delivery procedures set forth in “The Offer—Guaranteed Delivery” in the Prospectus.

Signature(s): Name(s) of Record Holders: Please Type or Print Number of Web Street Shares: Certificate No(s). (if available) Dated: , 2001	Address(es): Zip Code Area Code and Tel. No.(s): Check box if Web Street Shares will be tendered by book-entry transfer: ☐ Account Number:

GUARANTEE

(Not to be used for signature guarantees)

          The undersigned, a participant in the Security Transfer Agents Medallion Program, guarantees to deliver to the Exchange Agent either certificates representing the Web Street Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Web Street Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal, within three (3) Nasdaq trading days after the date hereof.

          The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for Web Street Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Zip Code

Area Code and Tel. No:

Authorized Signature:
Please Print
Name:

Title:

Dated: , 2001

NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.